                                ESAT-GTL-CT0098R

                                 Prime Contract
                                       for
                           ESAT Communications System

                                     between
                                 DBS Industries
                                       and
                            Alcatel Space Industries
                                REDACTED VERSION
                        CONFIDENTIAL TREATMENT REQUESTED

                                TABLE OF CONTENTS

1.    DEFINITIONS.............................................................4
2.    SCOPE OF WORK...........................................................8
3.    DBSI'S UNDERTAKINGS.....................................................9
4.    PRICE..................................................................11
5.    DELIVERY SCHEDULE......................................................14
6.    PAYMENT................................................................15
7.    INSPECTION AND ACCEPTANCE..............................................22
8.    OPTIONS................................................................25
9.    ACCESS TO WORK IN PROGRESS.............................................27
10.   TRANSFER OF TITLE AND RISK.............................................28
11.   RIGHTS IN DATA.........................................................29
12.   PROPRIETARY AND/OR CONFIDENTIAL INFORMATION............................32
13.   PUBLIC RELEASE OF INFORMATION..........................................33
14.   LIMITATION OF LIABILITY................................................34
15.   PATENTS, TRADEMARKS AND COPYRIGHTS.....................................35
16.   EXTENSIONS FOR EXCUSABLE DELAYS........................................37
17.   LIQUIDATED DAMAGES FOR LATE DELIVERY...................................39
18.   TERMINATION FOR DEFAULT................................................41
19.   TERMINATION FOR CONVENIENCE............................................44
20.   OPPORTUNITY TO CURE A DEFECT...........................................46
21    THE CONTRACTOR'S RIGHT TO SUSPEND OR TERMINATE THE WORK................48
22.   CHANGES................................................................50
23.   SUBCONTRACTS...........................................................52
24.   ASSIGNMENTS............................................................54
25.   WARRANTY...............................................................55
26.   INDEMNIFICATION........................................................56
27.   APPLICABLE LAW AND ARBITRATION.........................................58
28.   SPECIFIC PROVISIONS....................................................59
29.   ENTIRE AGREEMENT.......................................................60
30.   EFFECTIVE DATE.........................................................61
31.   COMMUNICATION AND AUTHORITY............................................62
32.   KEY PERSONNEL..........................................................64


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                                                                       Page 3

This Contract is made this 8th day of October 1999, as amended by the Parties on December 22, 1999

Between:

         Alcatel Space Industries, a corporation organized under the laws of France having its principal place of business at 5 rue Noel Pons, 92737 Nanterre, Cedex, France (hereinafter "The Contractor")

and

         DBS Industries Inc., a corporation organized under the laws of Delaware USA having its principal place of business at 100 Shoreline Highway, Suite 190A, Mill Valley, CA 94941, USA on its own behalf and on behalf of its wholly owned subsidiary, Newstar Limited, organized under the laws of Bermuda (hereinafter collectively "DBSI").

DBSI and the Contractor shall be referred to jointly as the "Parties".

WHEREAS:

DBSI, by and through its subsidiary E-SAT, Inc., is the holder of a Non-Voice, Non-geostationary Mobil Satellite Service license ( < < LEO
License > > ) issued by the Federal Communications Commission of the
United States ( < < FCC > > ) on March, 31, 1998 and awarded to E-SAT, Inc.
( < < ESAT > > ) upon its November 15, 1994 application N// 26-SAT-P/LA-95 and subsequent amendments.

DBSI plans to use the LEO License to construct, launch and operate the Non-Voice, Non-geostationary < < Little LEO > > mobile Satellite system (the
< < E-SAT Program > > ).

Within such program, DBSI intends to develop, own, exploit and operate a global satellite telecommunication system to provide commercial, worldwide, low cost data collection services commonly referred to herein as the E-SAT Communication System.

DBSI, for this purpose, has entered into two Subcontracts for the supply of the Launch Services and the Satellite platform. The Satellite platform Subcontract ( < < Surrey Satellite Technology Limited (SSTL) Subcontract > > ) is assigned by DBSI to the Contractor for the execution of the Prime Contract, at EDC, and pursuant to the provisions of a separate Assignment Agreement.

DBSI intends to separately undertake the Launch Services and all insurance related thereto and the In-Orbit operation of the Satellites of the E-SAT Communication System.

DBSI desires to purchase and the Contractor desires to provide the ESAT Communication System in accordance with the provisions of this Contract.

NOW THEREFORE IT IS HEREBY AGREED as follows :

1.       DEFINITIONS

         CONSTELLATION

         Means six Fully Operational Satellites as more specifically provided for in Article 7. (Inspection and Acceptance).

         CONSTRUCTIVE TOTAL LOSS

         Is deemed to have occurred when Satellite IOP is less than 0.5 (If such definition in the Risk Management insurance policy differs from that herein, the Parties agree to modify this definition to conform with the definition used in the applicable Risk Management insurance policy).

         CONTRACT PRICE

         Means the Firm Fixed Price including the Performance Incentives as provided for in Article 4 (Price) and Article 6 (Payment).

         DAY

         Means a calendar day.

         DEFECT

         Shall have the meaning as ascribed for in Article 20 (Opportunity to Cure a Defect).

         EFFECTIVE DATE OF CONTRACT OR "EDC"

         Shall have the meaning ascribed to it in Article 30 (Effective Date).

         ESAT COMMUNICATION SYSTEM

         Means the aggregate of:

         (1) 3 (three) Fully Operational Satellites at SPAR and 3 (three) more Fully Operational Satellites at SFAR subject to Article 7 Inspection and Acceptance,

         (2)      THE GROUND CONTROL SEGMENT,

         (3)      THE GROUND COMMUNICATION NETWORK,

         (4)      THE TERMINAL SEGMENT AND

         (5)      THE COMMUNICATIONS CENTER

         as such terms are defined in Exhibit A (Statement of Work) and in Exhibit B, (ESAT Level A Requirements Specification, ESAT-BJT-SP0078). The E-SAT Communication System is to be supplied to DBSI as part of the Work.

         GROUND SEGMENT

         The Ground Segment means the aggregate of : (1) the Ground Control Segment, (2) the

         Communication Center, and (3) the Ground Communication Network, which have the meaning ascribed to them in Exhibit B, (ESAT Level A Requirements Specification, ESAT-BJT-SP0078). The Ground Segment is to be supplied to DBSI as part of the Work.

         FULLY OPERATIONAL SATELLITE

         A < < Fully Operational Satellite > > or < < Fully Operational Satellites > > shall mean one or more Satellites which meets the Acceptance Criteria set forth in Exhibit C (E-SAT Acceptance Criteria) relating to a Satellite to be manufactured by the Contractor under this Contract.

         GATEWAY MODE

         When in gateway mode, the Satellite sends the stored inbound signals to the gateway on the feeder downlink and receives the outbound messages from the gateway on the feeder uplink.

         INITIAL SET

         Means the first set of three Fully Operational Satellites to be manufactured, delivered on ground by the contractor under this Contract as part of the Work .

         LAUNCH

         Means the intentional ignition of the first stage engines of the Launch Vehicle, followed by Lift-off of the Launch Vehicle and refers to the Launch of the Initial Set or the Second Set, as the case may be.

         LAUNCH DATE

         Means the date of Launch.

         LAUNCH SERVICES

         Shall mean the Launch Vehicle, payload dispenser system, Launch, Launch phase mission planning and analysis provided by DBSI and more particularly described in Exhibit A (Statement of Work).

         LAUNCH VEHICLE AGENCY

         Means the company selected by DBSI for the Launch of the Satellites pursuant to the conditions of the Launch Services Agreement.

         LAUNCH VEHICLE

         Shall mean the Launch vehicle capable of placing the Satellites into its designated orbit.

         LEOP

         Means Launch and Early Orbit Phase as described in Exhibit A (Statement of Work) hereof.

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                                                                       Page 6

         LIBOR

         Means the London Interbank Offered Rate.

         LIFT-OFF

         Means the intentional ignition and upward acceleration of the first stage of the Launch Vehicle.

         ORBITAL STORAGE

         Means any period of time of intentional non-use by DBSI of a Launched Satellite which is performing in accordance with Article 6 (Payment).

         PARTIAL LOSS

         Is deemed to have occurred when the Satellite IOP is greater than or equal to 0.5 but less than 1.0. (If such definition in the Risk Management insurance policy differs from that herein, the Parties agree to modify this definition to conform with the definition used in the applicable Risk Management insurance policy).

         SATELLITE

         Satellite means a satellite composed of a payload and a platform as described in Exhibit B, (ESAT Level A Requirements Specification, ESAT-BJT-SP0078) to be supplied to DBSI as part of the Work.

         SATELLITE CONTROL CENTER

         Shall have the meaning ascribed to it in Exhibit B, (ESAT Level A Requirements Specification, ESAT-BJT-SP0078).

         SECOND SET

         Means the second set of 3 (three) Fully Operational Satellites to be manufactured, delivered on ground by Contractor, under this Contract as part of the Work.

         SERVICE MODE

         When in service mode, the Satellite formats and transmits outbound messages to the terminals on the service downlink and stores inbound signals received from the terminals via the service uplink in its on-board memory.

         SET

         Means 3 (three) Fully Operational Satellites to be manufactured under this Contract.

         SUBCONTRACT(S)

         Means any contract awarded by the Contractor to any third party for the completion of the

         Work ; Subcontracts include Major Subcontracts.

         SUCCESSFUL INJECTION

         Means the Satellites have been placed in the mission orbit within 3-sigma accuracy as specified in Exhibit B (ESAT Level A Requirements Specification, ESAT-BJT SP0078D-September 10, 1999).

         SPAR

         Means the E-SAT Communication System Preliminary Acceptance Review which happens after the completion of the Acceptance Tests as defined in Article 7 (Inspection and Acceptance).

         SFAR

         Means the E-SAT Communication System Final Acceptance Review which happens after the completion of the E-SAT Communication System Preliminary Acceptance Review and Final Acceptance Tests as defined in Article 7 (Inspection and Acceptance).

         SPDR

         Means the E-SAT Communications System Preliminary Design Review which is scheduled to occur at EDC +4.

         TOTAL CONTRACT PRICE

         Means the Contract price and the Phase 2 Terminal Segment estimated price as provided for in Article 4 (Price) and in Article 6 (Payment).


         TOTAL LOSS

         Is deemed to have occurred if a Launched Satellite is lost or destroyed or its IOP is equal to 0. (If such definition in the Risk Management insurance policy differs from that herein, the Parties agree to modify this definition to conform with the definition used in the applicable Risk Management insurance policy).

         TOTAL PRIME CONTRACT PRICE

         Means the sum of the Total Contract Price and the price SSTL Subcontract as referred to in Article 4 (Price) and Article 6 (Payment).

         WORK

         Means the whole work described in the Contract and its Exhibits and where the context so permits or requires < < Work > > includes any part or parts of the Work.

2.       SCOPE OF WORK

2.1. The Contractor shall provide the necessary personnel, material, equipment, services, facilities and export licenses or authorizations to perform the Work in accordance with the provisions of this Contract including the Exhibits listed below, and to make delivery to DBSI as set forth in Article 5 (Delivery Schedule). The following documents constitute the > > Contract < < :

         - These Terms and Conditions contained in the Articles 1 to 32 of this Contract :

         - Exhibit A: Statement of Work for the ESAT Communication System, ESAT-GTL-SW0097D-September 10, 1999.

         - Exhibit B: ESAT Level A Requirements Specification, ESAT-BJT-SP0078D-September 10, 1999.

         -        Exhibit C: ESAT Acceptance Criteria, ESAT-MLO-SP0112D-October
                  7, 1999.

         -        Exhibit D: Specimen of Certificate of Acceptance

         -        Exhibit E : Key Personnel

         -        Exhibit F: Specimen form of Stand-by Letter of Credit

2.2 In the event of any discrepancy or inconsistency between the terms and conditions of this Contract and the Exhibits, or among the Exhibits, such discrepancy or inconsistency shall be resolved according to the order of precedence in which the documents are listed here above.

2.3 Any specifications, events or deliverables identified as "TBD" (meaning to be determined) or "TBC" (meaning to be confirmed) in the Exhibits to this Contract shall be replaced by definitive values before EDC +4, unless mutually agreed otherwise by the Parties. The values will be proposed by the responsible Party and are subject to the approval of the other Party.

3.       DBSI'S UNDERTAKINGS

3.1.     General.

3.1.1. The undertakings of DBSI are enumerated in the Contract, in order to allow the Contractor to define the limit of his own undertakings and responsibilities. Within the framework of this Contract they constitute an obligation for DBSI only insofar as they are necessary for the successful and timely execution of the Contractor's tasks. The undertakings of DBSI may be redefined in agreement with the Contractor.

3.1.2. Failure of DBSI to perform in due time its obligations under this Contract may cause the Contractor to incur additional costs, other damages and delay for the Contractor to complete its contractual obligations. All costs incurred by the Contractor due to DBSI's failure to fulfill its obligations for whatever reasons shall be borne by DBSI. The Contractor shall use all reasonable endeavors to minimize the amounts of such additional costs. Any delay incurred by the Contractor due to DBSI's failure to fulfill its obligations for whatever reasons shall be considered Excusable Delays as set forth in Article 16. (Extensions for Excusable Delays) and the Contractor may terminate the Contract as provided for in Article 21 (Contractor's right to terminate).


3.1.3. The Contractor shall, within thirty (30) days, of DBSI's failure to perform an obligation, notify DBSI of the Contractor's preliminary assessment of the consequences of DBSI's failure to perform its obligations.

3.2.     DBSI's Undertakings and Responsibilities.

3.2.1. DBSI undertakes to fulfill all its obligations as defined in Exhibit A (Statement of Work), such as but not limited to :

3.2.1.1. DBSI shall obtain, at its own expenses, all necessary authorizations and approvals, such as but not limited to, for frequency coordination, for the installation of the Gateway Earth Station at Spitzbergen (Norway) and for the TTC station at Guildford (United Kingdom) and any licenses required for the Contractor's performance under this contract with the exception of (i) the licenses for importation in France of items to be delivered to the Contractor by the Subcontractors, (ii) the export licenses needed for export from France of the Deliverable Items and (iii) the import licenses needed for importation to Norway of the Gateway Earth Station.

3.2.1.2. DBSI shall provide the Launch Services, in accordance with and as scheduled in Exhibit A (Statement of Work) and the separate Launch Services Agreement between DBSI and Eurokot Launch Services GmBH dated March 29, 1999.

3.2.1.3. DBSI shall, with the support of the Contractor, evaluate the Terminal Subcontractor proposals according to Exhibit A in sufficient time to proceed with the Contract.

3.2.2 DBSI shall purchase insurance against the risk of loss during the launch and early orbit phase ("LEOP") and the initial in-orbit phase ("IOT") of a Satellite's operation. In this respect, DBSI undertakes to acquire insurance prior to the transfer of risk provided for in Article 10.2

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                                                                       Page 10

         covering any loss of a Satellite during the period between the Launch of a Satellite and the System Final Acceptance Review ("SFAR"). Notwithstanding anything else to the contrary, DBSI may purchase additional insurance coverages for periods prior to SFAR or after SFAR, as it may from time to time deem advisable.

3.2.3. Prior to EDC +4 months, DBSI shall provide the Contractor with a stand-by letter of credit in an initial amount of $[Redacted] MUSD on commercially reasonable terms and conditions substantially similar to Exhibit F(Specimen Form of Standby Letter of Credit). DBSI shall provide the Contractor with a preliminary draft of the stand-by letter of credit to be issued by a bank acceptable to the Contractor prior to EDC + 2.5 months.


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                                                                       Page 11

4.       PRICE

4.1.     Total Prime Contract Price

         Upon the full, satisfactory and timely performance of the Work by the Contractor, DBSI shall pay to the Contractor the Total Prime Contract Price of:

           Contract Price:                                                              $[Redacted]

           Phase 2 Terminal Segment (estimated)                                         $[Redacted]

           Total Contract Price:                                                        $[Redacted]

           Platform Subcontract Price:                                                  $[Redacted]

           Total Prime Contract Price:                                                  $88,632,233

4.2.       Contract Price Breakdown [Redacted]

4.3.     Conditions

         Except for the Phase 2 Terminal Segment estimated price, all prices are Firm Fixed Prices including all taxes, levies, duties and other charges of any nature, applicable or to become applicable in any country where the work is performed with the exception of the Russian taxes and duties on the Launch Services as well as in connection with the importation and launch of the Satellites as provided for in the Launches Services Agreement and of the items identified as VAT applicable in Section 4.2 (Contract Price Breakdown) above. Items identified as VAT applicable items are subject to Value Added Tax, at the rate in force at the date of invoice of milestone 10, in France which is due by DBSI in addition to the Contract Prices listed above.

         Prices are binding on the Contractor and expressed in United States Dollars.

4.4.     Phase 2 Terminal Segment Price

         The price of the Phase 2 Terminal Segment is estimated at [Redacted]MUSD at the date of signature of this contract. The firm fixed price of the Phase 2 Terminal Segment will be agreed by the parties at the end of the phase 1 Terminal Segment at the latest (EDC + 7 months).

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                                                                       Page 14

5.       DELIVERY SCHEDULE

5.1. The System Preliminary Acceptance Review (SPAR) as described in Article 7 (Inspection and Acceptance) and in accordance with provisions of Exhibit A (Statement of Work) shall occur not later than EDC+29 months, subject to the provisions of Article 16 (Extensions for Excusable Delays).

5.2 The ESAT Communication System Final Acceptance Review (SFAR), with the Second Set of Satellites, as described in Article 7 (Inspection and Acceptance) and in accordance with provisions of Exhibit A (Statement of Work) shall occur not later than EDC+31.5 months, subject to the provisions of Article 16 (Extensions for Excusable Delays).

5.3 Delivery of the Initial Set shall occur at the Launch Readiness Review 1 scheduled for EDC + 22.5 months. Delivery of the Second Set shall occur at the Launch Readiness Review 2 scheduled for EDC + 26.5 months.

6.       PAYMENT

         The Total Prime Contract Price set forth in Article 4 (Price) shall be paid by DBSI to the Contractor in accordance with the payment schedules and the conditions set forth below :

6.1.     Phase 2 Terminal Segment

         [Redacted]

         The schedule of payment of such Price will be the object of an Amendment to the Contract pursuant to the provisions of Article 22 (Changes).

         The conditions of payment of such Price will be the same as these referred to in Article 6.2.3.

6.2.     Milestone payment schedule and conditions.

6.2.1.   Payment schedule for the Contract Price

         [Redacted]

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                                                                       Page 16

         Each Milestone is deemed to be completed when the Review has been held and the corresponding Certificate of Acceptance is signed by both Parties, as provided for in Article 7 (Inspection and Acceptance).

6.2.2.   Payment schedule for the SSTL Subcontract.

         [Redacted]

6.2.3.   Milestone payment conditions

         The payments set forth in the payment schedule ( Article 6.2.1 above) shall occur after completion of the Milestone demonstrated by the Contractor at a review in accordance with Article 7 (Inspection and Acceptance) except for payment numbers 1 and 2 which shall be paid at EDC. Upon completion of a Milestone, the following procedure shall apply:

         a)       The Contractor shall issue to DBSI, as provided for in Article
                  31. (Communication and Authority) herein, the Invoice, in two
                  (2) copies, accompanied with the Certificate of Acceptance, as referred to in Article 7 (Inspection and Acceptance) duly signed by both Parties (justification of Milestone completion) for the payment associated with each Milestone (< < Milestone Payment > > ) as identified in Article 6.2.1 (Payment Schedule for the Contract Price).

         b) If DBSI disputes part or all of the completion of the Milestone, then the Contractor shall issue a revised invoice in the amount of the undisputed portion of the Milestone Payment amount, provided that such undisputed portion of the Milestone is at least ninety percent (90%) of the related Milestone.

         c) Each Invoice, accompanied by a Certificate of Acceptance, shall be sent by the Contractor to DBSI by telefax followed by signed originals sent by registered courier services.

         d)       DBSI shall pay the invoice by wire transfer within fifteen
                  (15) days of the date DBSI receives the invoice.


6.2.4.   SSTL Milestone payment conditions.

         Upon completion of a Milestone, except for Payment numbers 3 and 4 which will be paid at EDC, the following procedure shall apply :


         a) At the receipt of an invoice from SSTL, accompanied with SSTL's evidence of achievement of the Milestone, as referred to in the SSTL Subcontract, the Contractor will approve such invoice and evidence.

         b) The Contractor will issue an Invoice for such SSTL's Milestone accompanied with approved SSTL's invoice and evidence of achievement following 10 (ten) days of receipt of SSTL's invoice.

         c) Each Invoice together with SSTL's evidence of achievement of the Milestone, shall be sent by the Contractor to DBSI by telefax followed by signed originals sent by registered courier services.

         d)       DBSI will pay the SSTL invoice by wire transfer within fifteen
                  (15) days from the date DBSI receives the invoice.

6.3.     In-Orbit Performance Incentives.

6.3.1.   Performance Incentives conditions.

         As referred to in Article 6.2.1. above, the Contractor will receive [Redacted]MUSD for having successfully achieved SPAR and an additional [Redacted]MUSD for having successfully achieved SFAR.

         These amounts together with [Redacted]MUSD of the milestone 3.1 payment represent the Performance Incentives amounts put at stake by the Contractor and which will be definitively earned by the Contractor or pay back to DBSI according to the Performance of the Set in orbit during the Performance period.

         The Performance period for the Satellites of the Initial Set is determined as the five (5) years following the SPAR. One tenth of the Performance Incentives shall be earned for each six (6) months period for sixty consecutive months.

         The Performance period for the Satellites of the Second Set is determined as the five (5) years following the SFAR. One tenth of the Performance Incentives shall be earned for each six (6) months period for sixty consecutive months.

6.3.2.   Performance measurement.

         The Performance Incentives earned by the Contractor, will be, for each Set, a function of the In-Orbit Performance (IOP) of each Satellite measured as follows :

6.3.2.1. Measurement of the IOP.

         1. Each Satellite has [Redacted] seconds of inbound message data storage capacity. The measure of Satellite in-orbit Measured Memory (MEM) ranges in value between 0 and 1 and is calculated using the formula :

          MEM = MEASURED MEMORY CAPACITY [SECONDS] DIVIDED BY [Redacted] SECONDS

         2. Each Satellite operates in gateway mode for [Redacted] minutes per day. The measure of Satellite in-orbit Gateway Mode Performance (GMP) ranges in value between 0 and 1 and is calculated using the formula :

 GMP = MEASURED GATEWAY MODE PERFORMANCE [MINUTES] DIVIDED BY [Redacted] MINUTES

         3. Each Satellite operates in Service mode for [Redacted] minutes per day. The measure of Satellite in-orbit Service Mode Performance (SMP) ranges in value between 0 and 1 and is calculated using the formula:

 SMP = MEASURED SERVICE MODE PERFORMANCE [MINUTES] DIVIDED BY [Redacted] MINUTES

         4. Each Satellite In-Orbit Performance (IOP) ranges in value between 0 and 1 and is calculated for each payload using the formula :


                              IOP = MEM x GMP x SMP

                  a) For the Initial Set, the Satellite index (i) ranges between 1 and 3.

                  b) For the Second Set, the Satellite index (i) ranges between 4 and 6.

         5.       The system total In-Orbit Performance (IOP (total))

                  a) For the Initial Set the IOP (total) ranges in value between 0 and 1 and is equal to :


                      IOP (TOTAL1) = (IOP(1) + IOP(2) + IOP(3)) DIVIDED BY 3

                  b) For the Second Set the IOP total ranges in value between 0 and 1 and is equal to :


                      IOP (TOTAL2) = (IOP(4) + IOP(5) + IOP(6)) DIVIDED BY 3

                  The relevant measures of Satellite IOP are made once a month, evenly spaced, during the six months period and shall be deemed to commence on the first month after SPAR or SFAR. The IOP will be calculated as an average of these 6 (six) measurements per Set as described in Article 6.3.2. (Performance measurement) above.

6.3.2.2. Performance Incentives earning.

         The Contractor shall definitively earn, for each six month period and provided that IOP is equal to 1, for one Set of Satellite, MUSD [Redacted].

6.3.2.3. Performance Incentives pay back.

         Should IOP (TOTAL1) or IOP (TOTAL2) be less than 1 for any Set for a six month period as calculated under Article 6.3.2.1., then the Contractor shall pay back to DBSI an amount computed as follows:

         PAYMENT FOR INITIAL SET = [(MUSD [Redacted]X [1 - IOP (TOTAL1)]) DIVIDED BY 10] X (1+LIBOR+0.5%)(N)

         PAYMENT FOR SECOND SET = [(MUSD [Redacted]X [1 - IOP (TOTAL2)]) DIVIDED BY 10] X (1+LIBOR+0.5%)(N)

         n : is the number of years or fraction of years counted from the SPAR or the SFAR until the Performance Incentives due date.

6.3.3.   Particular provisions.

6.3.3.1. Pay back conditions.

         Upon completion of a six month period and the related Performance measurement, any payment due to DBSI pursuant to this Article 6.3. shall be paid by the Contractor within fifteen (15) days from the Performance measurement as determined here above.

6.3.3.2. Survival of Contractor rights and obligations related to In-Orbit Performance Incentives.

         The Contractor's rights and obligations related to In-Orbit Performance Incentives under this article for any Satellite that has been delivered prior to termination of this Contract in accordance with Article 18 (Termination for default), Article 19 (Termination for convenience) or
         Article 21 (The Contractor's right to terminate) shall survive such termination.

6.3.3.3. Exclusivity of remedies.

         The payback of the Performance Incentives set forth in this article shall be DBSI's exclusive remedies with respect to the Performance of the Satellites, and shall be in lieu of any other remedies at law or in equity. In no event shall the Contractor be liable for any incidental, special, contingent, or consequential damages including lost profits.

6.3.3.4. Degradation or failures through no fault of the Contractor.

         If at any time after Launch, through no fault of the Contractor, a Satellite suffers a Partial Loss, Constructive Total Loss or Total Loss, then Contractor shall not be liable for the pay back of any Performance Incentives to DBSI attributable to such cause.

6.3.3.5. Disagreements

         If the Contractor disagrees with any Performance measurement by DBSI, and has evidence to the contrary, DBSI shall consider such evidence. If any disagreement about any such measurement persists, the Parties may mutually agree to submit it to a technical expert, or either party may invoke Article 27 (Applicable law and arbitration) hereof. At the time that Article 27 is invoked, the Contractor shall immediately place the full disputed amount in an interest-bearing escrow account at a bank acceptable to DBSI. Upon presentation of a certificate duly signed by the authorised representatives of both Parties, or by the arbitrator if one Party unreasonably refuses to sign the certificate, confirming that the dispute has been settled, the bank shall distribute the funds in accordance with the terms of the settlement, and the interest earned shall be divided in direct proportion to such terms.

6.3.3.6. Financial Interest on Performance Incentives

         Each amount of Performance Incentives to be paid by Contractor to DBSI pursuant to Article 6.3.2.3 above shall bear financial interest, at a rate equal to 0.5% (one half per cent) per annum over the LIBOR (one month LIBOR), to be computed from the date of SPAR or SFAR of the ESAT Communication System until the due date of Performance Incentives pay back by the Contractor. Such interest shall be paid by the Contractor to DBSI, in the same six month's instalments as provided for the Performance payment.

6.3.3.7. Insurance.

         It is expressly agreed that the Contractor shall not purchase any insurance of any nature to protect against loss of Performance Incentives payback as set forth in this Article 6.3. (In-Orbit Performance Incentives).

6.4.     Early Delivery Bonus

         If after the first Launch Success there are a minimum of two Satellites Performing in orbit, and should the Contractor enable DBSI to operate on a commercial basis one of these Satellites at EDC + 25 months, the Contractor will be awarded a [Redacted] (USD [Redacted]) bonus payment.

         In the event that the Contractor achieves an early delivery pursuant to this Article 6.4, the Contractor shall invoice DBSI at SPAR.

6.5      Extended Life Performance payment.

         Provided that DBSI elects to continue operating a Satellite beyond five
         (5) years of operation in orbit and such Satellites are generating revenues during the six (6) month period, then the Contractor shall be entitled to earn additional Performance Incentives for each six (6) month period of operation, based on the following formula:

                    Payment = [MUSD 0. [Redacted] DIVIDED BY 3) X IOP]

6.6.     Late Payments Interest

         DBSI shall pay an additional amount to the Contractor calculated at LIBOR (one month LIBOR) + 3 % (three per cent) per year, as applied to the amount of any undisputed invoices unpaid on their due date, such amount to be computed on a daily basis commencing on the calendar day following the payment due date.

6.7.     Payment Delivery

         All payments shall be made in full, free of any withholding tax and shall be considered effective when the full related amount has been received at the Contractor's Bank on the account referenced below :

                                   [Redacted]

6.8      Pre-payment Option

         At any time after SPDR, DBSI shall have the option to pre-pay the entire Total Prime Contract Price, less any payments previously paid to the Contractor, at a discount of [Redacted]of the total remaining milestone payments.

7.       INSPECTION AND ACCEPTANCE

7.1.     E-SAT Communication System Preliminary Acceptance

7.1.1. The E-SAT Communication System Preliminary Acceptance will be performed by the Contractor using the Ground Communication Network, the Communication Center, the Spitzbergen Gateway Earth station and a minimum of two Satellites with the Satellite Control Center (SCC), the Guildford TTC station, the UAS simulator and the Terminal simulator.

7.1.2. The E-SAT Communication System Preliminary Acceptance Review (SPAR) shall occur when the Contractor establishes by tests, analysis and documentary evidence that the E-SAT Communication System Acceptance criteria have been met in accordance with the provisions of Exhibit C (ESAT Acceptance Criteria).

         DBSI shall be preliminary notified 10 calendar days prior to the beginning of the Preliminary Acceptance Test activity, and will then have the opportunity to decide upon its participation. The Contractor shall pursue all Acceptance Tests activities which are to be conducted by him with DBSI's personnel being present or not and subject to previous information as above mentioned.

         Within 5 (five) calendar days after successful completion of the Preliminary Acceptance Test, the Contractor will deliver to DBSI the Test Reports together with the Certificate of Acceptance.

7.1.3. At the receipt of the Certificate, DBSI shall have 10 (ten) Days (Review period) to issue a notice either confirming E-SAT Communication System Preliminary Acceptance (Certificate of Preliminary Acceptance) or indicating the respects in which the E-SAT Communication System Acceptance criteria have not been met.

         In case of rejection by DBSI, the Contractor may either perform the required corrective actions, or contest the decision and give DBSI notice of objection.

         DBSI shall within 5 (five) Days inform the Contractor of its final decision.

         In the event the Parties cannot agree on the results of the E-SAT Communication System Preliminary Acceptance, then the provisions of
         Article 27 (Applicable Law and Arbitration) will apply.

7.1.4. If, after the elapse of the Review period referred to above, no notice confirming E-SAT Communication System Preliminary Acceptance has been signed by DBSI or no rejection report has been issued by DBSI, the Preliminary Acceptance Review of the E-SAT Communication System shall be deemed to have occurred successfully on the basis of the Certificate of Acceptance issued by the Contractor pursuant to Article 7.1.2.

7.1.5. If SPAR or SFAR cannot be achieved because of a Partial Loss, Constructive Total Loss or Total Loss of a Satellite in orbit and, within 120 (hundred and twenty) days of such event, DBSI has not placed an order of Replacement Set of Satellite or additional Satellite pursuant to Article 8 (Options) of this Contract, both SPAR and SFAR will be deemed to have occurred successfully at the date as mentioned in Article 5 (Delivery schedule).

7.2.     E-SAT Communication System Final Acceptance

7.2.1. The E-SAT Communication System Final Acceptance will be performed by the Contractor using the E-SAT Communication System with a minimum of 4
         (four) Satellites.

7.2.2. The E-SAT Communication System Final Acceptance Review (SFAR) shall occur when the Contractor establishes by tests, analysis and documentary evidence that the E-SAT Communication System Acceptance criteria have been met in accordance with the provisions of Exhibit C (ESAT Acceptance Criteria).

         DBSI shall be preliminary notified 10 (ten) calendar days, prior to the beginning of the Final Acceptance Tests activities, and will then have the opportunity to decide upon its participation. The Contractor shall pursue all Acceptance Tests activities which are to be conducted by him with DBSI's personnel being present or not and subject to previous information as above mentioned.

         Within 5 (five) calendar days after successful completion of Final Acceptance Test the Contractor will deliver to DBSI the Test Reports together with the Certificate of compliance to the Acceptance Criteria of this Contract.

7.2.3 At the receipt of the Certificate, DBSI shall have 10 (ten) Days (Review period) to issue a notice either confirming E-SAT Communication System Final Acceptance (Certificate of Final Acceptance) or indicating the respects in which the E-SAT Communication System Acceptance criteria have not been met.

         In case of rejection by DBSI, the Contractor may either perform the required corrective actions, or contest the decision and give DBSI notice of objection.

         DBSI shall within 5 (five) Days inform the Contractor of its final decision.

         In the event the Parties cannot agree on the results of the E-SAT Communication System Final Acceptance, then the provisions of Article 27 (Applicable Law and Arbitration) will apply.

7.2.4. If, after the elapse of the Review period referred to above, no notice confirming E-SAT Communication System Final Acceptance (Certificate of Final Acceptance) has been signed by DBSI or no rejection report has been issued by DBSI, the Final Acceptance Review of the E-SAT Communication System shall be deemed to have occurred successfully on the basis of the certificate issued by the Contractor pursuant to
         Article 7.2.2..

7.3.     Certificate of Acceptance

         Any Review described in this Article and in Exhibit A (Statement of Work), associated with a Milestone payment, will be deemed completed by the signature by both Parties of a Certificate of Acceptance. This Certificate must be signed at the completion of the Review or in a maximum of 10 (ten) days following such completion. Following such 10
         (ten) days, and provided that there is no disputes from DBSI, the Acceptance Review is deemed to be successful and the Certificate of Acceptance is deemed to be issued.

         In the event DBSI disputes the signature of the Certificate of Acceptance, DBSI shall so notify the Contractor in writing, within 10
         (ten) days of completion of the Review.

         If the Contractor and DBSI cannot enter in an agreement about the disputed Certificate,

         Article 27 (Applicable law and arbitrage) shall apply.

7.4. DBSI, or its designated representatives, shall have the right to witness and review the results of the acceptance testing of the ESAT Communications System at the system level of the deliverable hardware at the facilities of the Contractor. To allow DBSI to most effectively schedule the monitoring stated above, the Contractor shall give DBSI timely notification of the acceptance testing of the deliverable hardware.

8.       OPTIONS

8.1.     List of the options

           -------- ------------------------------------------------------- -------------- ------------------ --------------
             No                              OPTION                          VALIDITY DATE    TYPE OF PRICE    PRICE IN MUSD
           -------- ------------------------------------------------------- -------------- ------------------ --------------
           1        Replacement Set of Satellites                                SFAR         Firm Fixed         [Redacted]
                                                                            -------------- ------------------ --------------
                                                                               SFAR + 1
                                                                                 year          Firm Fixed        [Redacted]
           -------- ------------------------------------------------------- -------------- ------------------ --------------
           2        Additional Satellite                                         SFAR         Firm Fixed         [Redacted]
                                                                            -------------- ------------------ --------------
                                                                               SFAR + 1
                                                                                 year          Firm Fixed        [Redacted]
           -------- ------------------------------------------------------- -------------- ------------------ --------------
           3        Second Gateway in Fairbanks                               January 1,         Fixed           [Redacted]
                                                                                 2002
           -------- ------------------------------------------------------- -------------- ------------------ --------------
           4        Civil work in Spitzbergen                                    PDR           Estimated         [Redacted]
           -------- ------------------------------------------------------- -------------- ------------------ --------------
           5        Civil work in Fairbanks                                      SFAR          Estimated         [Redacted]
           -------- ------------------------------------------------------- -------------- ------------------ --------------
           6        One recurring payload PCU, RFU, antenna and harness          SPAR         Estimated          [Redacted]
           -------- ------------------------------------------------------- -------------- ------------------ --------------
           7        PCU & RFU (not space qualified)                                                              [Redacted]
           -------- ------------------------------------------------------- -------------- ------------------ --------------



8.2      Conditions of the options.

8.2.1.   General

         The provisions of this Contract apply to the exercise of an option except as otherwise described hereunder.

8.2.2.   Work.

         The description of the Work concerning these options is made in the Exhibit A (Statement of Work). For option n DEG. 1, 2 and 6, the design and configuration would be identical to those procured under this Contract.

8.2.3.   Price and conditions.

         The price of these options is fixed price except option 4, 5 & 6 which are estimated prices. The estimated prices will be converted into firm fixed prices at the exercise of the option.

         Any exercise of these options shall be in writing and shall be made within their validity dates.

         Should the currency exchange rate between USD and Euro fluctuate by more than 10% from the date of signature and the date of exercise of the option the prices quoted in 8.1 will be adjusted accordingly.

8.2.4.   Payment plan.

         The payment plan for the options will be defined by mutual agreement at the time of the exercise of the option.

         There is no Performance payment associated to the options.

8.2.5.   Schedule of delivery

         Option no 1 :   If the request of such option is given to the
                         Contractor no later than EDC+31.5 months (SFAR), the Contractor shall deliver the Set of Satellite on ground at the launch site mutually agreed between the parties no later than 14 (fourteen) months after such order and the receipt of the down payment associated.
                         In the case that the launch site designated by DBSI is not the same as in this contract, the contractor will be entitled to any additional costs attributable to this change.

         Option no 2 :   If the request of such option is given to the
                         Contractor no later than EDC+31.5 months (SFAR), the Contractor shall deliver the additional Satellite on ground at the launch site mutually agreed between the parties no later than 12 (twelve) months after such order and the receipt of the down payment associated.
                         In the case that the launch site designated by DBSI is not the same as in this contract, the contractor will be entitled to any additional costs attributable to this change.

         Option no 3 :   If the request of such option is given to the
                         Contractor before January 1, 2002, the Contractor shall deliver the second Gateway at Fairbanks no later than 12 (twelve) months after such order and the receipt of the down payment associated.

         Option no 4 :   If the request of such option is given to the
                         Contractor no later than PDR, the Contractor shall complete the civil work no later than 12 (twelve) months after such order and the receipt of the down payment associated.

         Option no 5 :   If the request of such option is given to the
                         Contractor no later than EDC+31.5 months (SFAR), the Contractor shall complete no later than 12 (twelve) months after such order and the receipt of the down payment associated.

         Option no 6 :   If the request of such option is given to the
                         Contractor no later than EDC+29 months (SPAR), the Contractor shall deliver the single payload on ground no later than 12 (twelve) months after such order and the receipt of the down payment associated.

9.       ACCESS TO WORK IN PROGRESS

9.1. DBSI shall be provided access to all Work, including technical data, test data, drawings, documentation, tooling, and manufacturing processes, testing, and hardware in progress, being performed at The Contractor's facilities pursuant to this Contract at all times during the period of Contract performance, provided that such access does not interfere unreasonably with such Work. Subject to Article 11 (Rights in Data) and Article12 (Proprietary and/or Confidential Information), hereof, and solely in connection with the performance of this Contract, the Contractor shall, at DBSI's request, within 20 (twenty) days, deliver to DBSI copies of design test data and other data generated under this Contract and reasonably necessary to determine compliance with this Contract. Nothing in this paragraph is intended to nor shall it create any independent right (other than as specifically set forth in this Contract) in any third party to require production of such design, test data or other data.


9.2. DBSI shall be provided access to all Work being performed pursuant to this Contract in the Subcontractor's facilities to the extent the Contractor obtains such access, subject to the advance notice has been received by the Contractor in reasonable time by DBSI, the right of the Contractor to accompany DBSI on any such visit and subject further to the execution by DBSI of non-disclosure or similar agreements as may be required by said Subcontractors. The Contractor shall make best efforts to obtain access to the work being performed pursuant to this Contract in its Subcontractor's facilities.

9.3. The rights of DBSI under any of the provisions of this Article shall be subject to compliance with internal and national security rules and regulations applicable to the Contractor and its Subcontractors.

9.4      DBSI will be given full access to any part of the work performed under
         Section 4 (Terminal Segment) of Exhibit A (Statement of Work).

10.      TRANSFER OF TITLE AND RISK

10.1.    Transfer of title

10.1.1 The title to each Satellite within the Initial Set shall pass to DBSI a the Launch of the Initial Set together with all other deliverables under this Contract except for the Second Set and the Documentation.

10.1.2. The title to each Satellite of the Second Set shall pass to DBSI at the Launch of the Second Set.

10.1.3. Prior to the transfer of title as described above, DBSI has no property interest in the work in progress.

10.2.    Transfer of risk

10.2.1. Transfer of risk of loss of or damage to each Satellite of the Initial Set shall pass to DBSI at Launch of the Initial Set together with the risk of loss of all other deliverables under this Contract except for the Second Set and the Documentation.

10.2.2. Transfer of risk of loss or damage to each Satellite of the Second Set shall pass to DBSI at Launch of the Second Set.

10.3. The Contractor's responsibility for care of the Work shall exclude all damage resulting from DBSI's acts or omissions, it is being understood the aforesaid provisions do not constitute a deviation of Article 25 (Warranty).

10.4 Transfer of title and risk of loss to Documentation shall pass to DBSI at the time of delivery as defined in Exhibit A (Statement of Work).

11.      RIGHTS IN DATA

11.1.    Rights in Data

11.1.1.  Definitions.

         < < Technical Data > > means recorded information of a scientific or technical nature regardless of form or the media on which it may be recorded. The term includes computer software. The term does not include information incidental to Subcontract administration, such as financial or management information.

         < < Foreground Data > > means Technical Data owned by the Contractor which is produced and paid for under this Contract.

         < < Background Data > > means Technical Data owned by the Contractor, other than Foreground Data, which is directly used or applied in the performance of this Contract, with respect to which the Contractor now has or may hereafter acquire the right to authorize use by others in the manner specified by this Article.

11.1.2.  Rights in Foreground Data.

         a) The Contractor hereby grants to DBSI an irrevocable, non transferable and with no sublicensing rights, non exclusive, royalty-free right to use and have used Foreground Data throughout the world for ESAT Communication System purposes. Subject to Article 12 (Proprietary and/or Confidential Information), the Contractor hereby grants to DBSI the right to disclose such Foreground Data to the Federal Communications Commission where appropriate and required.

         b) DBSI agrees, except under the authority of a) above, that it shall not disclose Foreground Data to any other person for any purpose, unless the Contractor consents in writing to such disclosure.

         c) The Contractor agrees that, for a period of four (4) years from SFAR, it shall not use, or have or permit others to use, the Foreground Data for the purpose of engaging in business activity relating to the design or manufacture of a low earth orbiting satellite system, or elements of a low earth orbiting satellite system, that would be in direct and material competition with the E-SAT Communications system in offering non-voice, non-geostationary mobile satellite services. However, this shall not be construed to restrict Contractor from selling or providing goods at the equipment level and related services to any third party.

11.1.3.  Rights in Background Data

         a) The Contractor shall, upon written application by DBSI grant to DBSI an irrevocable, royalty-free, non-exclusive right to use and have used Background Data throughout the world for ESAT Communication System purposes to the extent reasonable and necessary to use of Foreground Data or to the practice of Subject Inventions.

         b) DBSI agrees that it shall not disclose Background Data to any third party for any purpose without the Contractor's consent in writing to such disclosure.

11.2.    Rights in Inventions

11.2.1.  Definitions

         < < Subject Invention > > means any invention, discovery, improvement or innovation of more than a trifling or routine nature, whether or not patentable, conceived or first actually reduced to practice in the performance of the Work and paid for under this Contract.

         < < Background Invention > > means any invention, discovery, improvement or innovation, other than a Subject Invention, whether or not patentable, which invention is directly incorporated or utilized in any work performed under this Contract.

11.2.2.  Subject Inventions

         The Contractor agrees to and does hereby grant to DBSI an irrevocable, non transferable and with no sublicensing rights, royalty-free, non-exclusive license to practice and have practiced Subject Inventions and patents issued thereon for ESAT Communication System purposes only throughout the world.

11.2.3.  Background Inventions

         The Contractor agrees to grant DBSI, upon its request, an irrevocable, royalty-free, non-exclusive license, with right to practice and have practice any Background Inventions and patents issued thereon to the extent that such practice is reasonably necessary to enable DBSI to practice any Subject Invention or Foreground Data for ESAT Communication System purposes.

11.2.4.  Filing of Patent Applications

         Except as otherwise provide in this Article 11 (Rights in Data), the Contractor shall have the exclusive right, worldwide, to file patent applications on Subject Inventions. The Contractor shall, within 6
         (six) months of its disclosure of a Subject Invention, file or cause to be filed a patent application in due form. After each filing, The Contractor shall promptly furnish to DBSI a copy of the patent application, and shall thereafter promptly notify DBSI of the issuance of each and every patent on a Subject Invention. Should The Contractor elect not to file for patent protection of any Subject Invention, title to such Subject Invention shall be assigned to DBSI at DBSI's request, provided (i) DBSI agrees to file for patent protection of any Subject Invention, (ii) DBSI shall grant to The Contractor a paid-up, worldwide, non-exclusive, irrevocable license, with right of sub-license, under such Subject Invention to use same in connection with the performance of Contractor's obligations under this Contract only, and (iii) the Contractor agrees not to use such Subject Invention, or permit others to use such Subject Invention, in direct competition on with the for ESAT Communication System. For that purpose, The Contractor shall furnish to DBSI a written disclosure of said Subject Invention, sufficiently complete in technical detail to convey to one skilled in the art to which the Subject Invention pertains a clear understanding of the nature, purpose, operation, and, to the extent known, the physical, chemical or electrical characteristics of the invention. A copy of the letter of transmittal of such disclosure shall be simultaneously provided to the Contractor.

11.2.5.  Lower-Tier Subcontracts

         The Contractor shall use its best effort to include the substance of this Article, granting license rights directly to DBSI as provided above, in all Subcontracts except the assigned Subcontracts hereunder that involve research and development effort.

11.2.6.  User Terminal Licensing Rights

         In the development of the User Terminal, Application Specific Integrated Circuits (ASIC) will be required. The Contractor will provide, to DBSI, ASIC licensing rights.

         All information required to manufacture or modify any of the terminal segment equipment will be transferred to DBSI. Furthermore, DBSI will own the manufacturing rights to the mass production of the User Terminals including all custom parts.

         DBSI will own the work performed under Section 4 (Terminal Segment) of Exhibit A (Statement of Work).

12.      PROPRIETARY AND/OR CONFIDENTIAL INFORMATION

12.1. To the extent that either Party discloses information to the other which the disclosing Party considers Proprietary and/or Confidential, said Party shall identify such information as proprietary when disclosing it to the other Party by marking it clearly and conspicuously as Proprietary and/or Confidential Information. Any proprietary disclosure to either Party, if made orally, shall be confirmed in a writing, delivered by the disclosing party within 21 (twenty one) days of initial disclosure and identified as Proprietary and/or Confidential Information. Any such Proprietary and/or Confidential Information disclosed under this Contract shall not be disclosed to third parties and shall be used by the recipient thereof only in its performance under this Contract. Neither Party shall be liable for disclosure or use of such Proprietary and/or Confidential Information which :

                  is or becomes available to the public domain without violation of an obligation of confidence assumed hereunder ;

                  is lawfully obtained by the receiving Party from a third party or parties ;

                  is known as evidenced by written proof to the receiving Party prior to such disclosure ;

                  is at any time developed as demonstrated by written records by the receiving Party completely independently of any such disclosure or disclosures from the disclosing Party ; or

                  occurs more than 15 (fifteen) years after initially received.

12.2. Neither Party shall be liable for the disclosure pursuant to judicial action or decree, or pursuant to any requirement of any Government or any agency or department thereof, having jurisdiction over such Party of any Proprietary and/or Confidential Information which it receives under this Contract.

12.3. No license to the other Party, under any patents or copyrights, is granted or implied by conveying Proprietary and/or Confidential Information or other information to that party and none of such information which may be transmitted or exchanged by the respective Parties shall constitute any representation, warranty, assurance, guaranty, or inducement by either Party to the other with respect to the infringement of patents or other rights of others.

13.      PUBLIC RELEASE OF INFORMATION

13.1. Except as required by law, no items of publicity of any kind shall be released, including, without limitation, news releases, articles, brochures, advertisements, prepared speeches, company reports or other information releases related to the Work performed or to be performed by the Contractor, a Subcontractor or an employee, consultant or an agent of any Party, under this Contract, without DBSI's and the Contractor's prior written consent, which consent shall not be unreasonably withheld.

13.2.    Neither Party shall be liable for :

         (i) information that is publicly available from government agencies and otherwise ;

         (ii) information which had been required to be specified in application for publication by securities filings and other governmental, administration and judicial filings ;

         (iii) publication which has been prohibited even for internal use (non-public).

14.      LIMITATION OF LIABILITY

14.1. Neither Party, their officers, directors, employees, agents or consultants, shall be liable for any incidental or consequential damages of any nature arising for any breach or default under this Contract, including specifically but without limitation, loss or profits or revenue, loss of full or partial use of any equipment, losses by reason of operation of any deliverable Item at less than capacity, delays, cost of replacements, cost of capital, loss of goodwill, claims of customers, or other such damages. However, nothing in this article shall be construed as to abrogate the provisions of Articles 17 (Liquidated Damages for Late Delivery) and 25 (Warranty) herein.

         The Contractor makes no warranty or agreement, express or implied, to or for the benefit of any person or entity other than DBSI concerning the performance of the E-SAT Communication System or any other matters relating to the Work hereunder. DBSI shall indemnify and hold harmless the Contractor and its Affiliates and Subcontractors from and against any loss, damage, liability or expense (including attorneys' fees and other expenses of investigating or defending claims) resulting from (i) any representation made by DBSI to any third party relating to the Work; (ii) any claim of persons dealing with or through DBSI (including customers or insurers) or any agency or other governmental authority of DBSI's country ; or (iii) any other claims relating to the E-SAT Communication System and arising after System Preliminary Acceptance Review. DBSI shall obtain from its insurers waivers of any subrogation rights against the Contractor or its affiliates or Subcontractors, and shall provide evidence of such waivers to the Contractor prior to delivery.

         Except as specifically provided for in this Contract, the Contractor makes no warranties, express or implied, with respect to the Contract or the performance of the Contractor hereunder or the equipment or Work furnished hereunder, whether arising under law or at equity. Any implied warranty of merchantability or fitness for a particular purpose is excluded. The express warranties of the Contractor contained in this Contract are exclusive.

14.2. The total liability of either Party to the other with respect to all claims of any kind, including without limitation liquidated damages, whether as a result of breach of Contract, warranty, strict liability or otherwise, and whether arising before or after delivery of any deliverable item, for any loss from the Contract, or from the performance or breach thereof, shall be limited to the remedies set forth in the Contract.

14.3     The total liability of the Contractor under Articles 6.3, 17.1.3 and
         17.1.4 shall be limited to [Redacted] of the Contract Price.

15.      PATENTS, TRADEMARKS AND COPYRIGHTS

15.1. The Contractor, at its own expense, shall defend and hold harmless DBSI, its officers, directors, employees, agents, consultants or assignees against any claim or suit based on an allegation that the manufacture of any item in the performance of this Contract, or the use, lease or sale of any item delivered or to be delivered under this Contract, or used in the performance of the Work infringes any third party rights or breaches any confidence, including but without limitation any trade secrets, intellectual property right and patent rights, and shall pay any royalties and other costs related to the settlement of such claim or suit and the costs and damages; provided that :

         (i) DBSI promptly but no later than twenty (20) Days after such claim or suit notifies the Contractor in writing and,

         (ii) DBSI gives the Contractor authority to defend or settle such claim or suit and, at the Contractor's request, gives such assistance and information as is reasonably necessary to defend or settle such claim or suit provided that any settlement limiting the use of the ESAT Communication System shall require the prior consent of DBSI, such consent not to be unreasonably withheld. Any such assistance or information which is furnished by DBSI at the request of the Contractor is to be at the Contractor's expense.

         DBSI shall not by any act (admission, acknowledgment or omission) prejudice the Contractor's defense.

15.2. If the manufacture of any item in the performance of this Contract or the use, lease or sale of any item delivered or to be delivered under the Contract, is enjoined as a result of a suit based on a claim of infringement, the Contractor shall:

         (i) resolve the matter so that the items are no longer subject to such injunction, or

         (ii)     procure for DBSI the right to use the infringing item, or

         (iii) replace the item with a functionally-equivalent, non-infringing item satisfactory to DBSI.

         If the Contractor, at its sole discretion determines that none of the alternatives is available or feasible, The Contractor shall meet with DBSI to address the matter and reach an equitable solution reasonably acceptable to DBSI.

15.3.    The provision provided under this Article :

         (i) shall not apply to the Contractor's delivery of normally non infringing items which are rendered infringing by DBSI's or end user's modification of said items or by a combination of said items with items not provided or approved for use by the Contractor under this Contract, and without the Contractor's prior written consent ;

         (ii) does not extend to any Items being used in other than their specified operating environment ;

         (iii) does not extend to any infringement resulting from a change in method of manufacture of an item to be delivered, ordered by DBSI pursuant to the Article 22 (Changes), or the stipulation by DBSI of the specific design of an item to be delivered ;

         (iv) does not apply to the use of any items which were not provided by the Contractor,

15.4. If the infringement results solely from DBSI's provision of designs, specifications or instructions to The Contractor, DBSI will indemnify and defend (including by way of settlement), at its expense, any such suit against The Contractor, provided DBSI is promptly notified in writing of the claim of infringement and given authority, information and assistance by The Contractor, at DBSI's expense, for the defense or settlement thereof.

15.5. The foregoing constitutes the Parties' entire obligation with respect to claims for infringement.

16.      EXTENSIONS FOR EXCUSABLE DELAYS

16.1. The Contractor shall be entitled to extensions of time beyond the delivery dates set forth in Article 5 (Delivery Schedule) in accordance with this Article.

16.2. Any delay in the performance of the Work caused by an event which is beyond the reasonable control of the Contractor, or its Subcontractors such as but not necessary limited to declarations of war or civil war, earthquake, fire, flood, acts of God, national strikes, decisions of any Government such as embargo, expropriation, government cancellation of the required authorizations as a consequence of the introduction or application of any laws, regulation or regulations, revocation of approvals and/or licenses essential to the performance of either the Contract or the Subcontracts, prohibition of required import licenses, embargo on transportation of the Satellite or the launcher or any of their components to the Launch site, prohibitions or limitations of any kind, or any failure of DBSI to fulfill its undertakings under this Contract, which delay could not have been avoided by the Contractor through the exercise of reasonable foresight and precautions or which could not or cannot be reasonably circumvented by the Contractor through the use of alternate sources, work-around plans, or other means, shall constitute an Excusable Delay.




16.3.    The Contractor shall promptly and in any event not later than thirty
         (30) Days after the occurrence of such event notify DBSI in writing of event constituting an Excusable Delay. That notice :

         (i)      shall indicate the circumstances surrounding the Excusable
                  Delay ;

         (ii) shall set forth the extent to which the Excusable Delay prevents fulfillment of the contractual terms and conditions within the time specified under the Contract ;

         (iii) shall describe, if any, the details of any work-around plans, alternate sources or other means the Contractor expects to utilize to minimize the delay in the performance of the Work ; and

         (iv) subject to Article 16.4. below shall propose the appropriate adjustments to the delivery dates to accommodate the Excusable Delay.

16.4. In the event of an Excusable Delay, the Contractor shall be entitled to such extensions of time and adjustment for delivery date as are reasonable under the circumstances, but in no event shall the extension of time for the Excusable Delay exceed one Day for each Day of the Excusable Delay. In the event DBSI disputes the Excusable Delay, DBSI shall inform the Contractor in writing within 15 (fifteen) Days from the receipt of the written notice of the event constituting an Excusable Delay. If the Parties have not resolved the dispute within 15 (fifteen) Days of the Contractor's receipt of that written notice from DBSI, then the dispute shall be resolved pursuant to Article 27 (Applicable Law and Arbitration) below.

         Should the Excusable Delay exceed 12 (twelve) months, the Parties may terminate the contract pursuant to Article 19 (Termination for Convenience), except, as far as DBSI is concerned, if such Excusable Delay is due to DBSI's failure to fulfill its undertakings under this Contract, then the provisions of Article 21 (Contractor's right to terminate) shall apply. In case of termination by DBSI under this Article , no penalty shall be paid by DBSI except for the termination fees.

         In any case the corresponding termination costs would not be higher than the Termination Liability Schedule as provided in Article 19.2. (Termination for convenience).

16.5. An extension of time granted under this Article shall be formalized by the execution of an Amendment to the Contract pursuant to Article 22 (Changes) below, which Amendment shall establish new delivery dates for the deliverables items affected by the Excusable Delay and modifications, if appropriate, shall be made to the payment conditions of this Contract.

17.      LIQUIDATED DAMAGES FOR LATE DELIVERY

17.1.    Liquidated damages for late delivery of the ESAT Communication System

17.1.1 The Parties agree that failure of the Contractor to meet the delivery dates as defined in Article 5 (Delivery Schedule), may cause DBSI to incur additional costs, loss of anticipated revenues and other damages. Accordingly, the Contractor and DBSI agree to Liquidated Damages for Late Delivery under this Contract as provided below, which damages are intended to be compensatory and do not constitute a penalty.

17.1.2. Such Liquidated Damages shall be applicable if and to the extent such delay is not due to a default of DBSI in respect of any of its obligations pursuant to Article 3 (DBSI's Undertaking) or subject to an extension of time pursuant to Article 16 (Extension for Excusable Delays).

17.1.3. In case of delay of the SPAR or the SFAR, the amount of liquidated damages for such delay shall be as follows :

         a)       ESAT Communication System Preliminary Acceptance Review :
                  [Redacted]% of the Contract Price for each Day of delay from the delivery date as set forth in Article 5 (Delivery Schedule) or in Article 7.1.5 (Inspection and Acceptance) if these Articles are applied.

         b)       ESAT Communication System Final Acceptance Review :
                  [Redacted]% of the Contract Price for each Day of delay from the delivery date as set forth in Article 5 (Delivery Schedule) or in Article 7.1.5. (Inspection and Acceptance) if these Articles are applied.

         The maximum amount of the Liquidated Damages to be paid by the Contractor under this Article 17.1.3. is [Redacted]% of the Contract Price per day and an aggregate of [Redacted]% (ten percent) of the Contract Price, subject to the provisions of Article 14.3 (Limitation of Liability).

17.1.4. In all other situations involving a delay resulting from Defects in the ESAT Communications System other than in the Satellites which is discovered after the First Launch and for which the Parties cannot develop a correction plan which corrects or offsets the effect such Defect or Defectsthe amount of liquidated damages for such delay shall be as follows :

         a) ESAT Communication System Preliminary Acceptance Review : 0. [Redacted]% of the Contract Price for each Day of delay from the delivery date as set forth in Article 5 (Delivery Schedule) or in Article 7.1.5 (Inspection and Acceptance) if these Articles are applied

         b) ESAT Communication System Final Acceptance Review : 0. [Redacted]% of the Contract Price for each Day of delay from the delivery date as set forth in Article 5 (Delivery Schedule) or in Article 7.1.5. (Inspection and Acceptance) if these Articles are applied.

         The maximum amount of the Liquidated Damages to be paid by the Contractor under this Article 17.1.4. is 0. [Redacted]% of the Contract Price per day and an aggregate of [Redacted] ([Redacted]%) of the Contract Price, subject to the provisions of

         Article 14.3 (Limitation of Liability).

17.1.5 The liquidated damages due under this Article shall be the sole compensation to which DBSI shall be entitled for late delivery under this Contract and the Contractor shall not be subject to any consequential, special collateral, indirect or incidental damages for loss of revenues and profit and to any right to terminate the Contract for default.

18.      TERMINATION FOR DEFAULT

18.1.1 If, other than by reason of an Excusable Delay as per Article 16 (Extension for Excusable Delays), or any failure, omission, neglect, undue delay or default by DBSI to perform its undertakings under this Contract :

         A. The Contractor has failed to complete the Launch Readiness Review 1 by 1 (one) year after the delivery date mentioned in
                  Article 5 (Delivery Schedule) or has failed to complete the Launch Readiness Review 2 by 1 (one) year after the delivery date mentioned in Article 5 (Delivery Schedule), and provided the Contractor has already paid the ceiling of Liquidated Damages as stipulated in Article 17 (Liquidated Damages for Late Delivery) above, as such date may be extended pursuant to
                  Article 16. (Extensions for Excusable Delays) and/or Article
                  22. (Changes) and/or Article 8 (Options) hereof;

         B. Subject to the provisions of Article 20 (Opportunity to Cure a Defect), the Contractor, has otherwise failed substantially to perform the Work in accordance with the relevant provisions of this Contract and has failed to take corrective actions within sixty (60) Days from a written notice from DBSI; or

         C.       The Contractor has failed to cure a Defect as set forth in
                  Article 20 (Opportunity to Cure a Defect) within the time periods set forth therein;

         then DBSI may terminate this Contract totally (before LRR1) or partially (between LRR1 and LRR2) by written notice of default.

18.1.2 After LRR 1 the provisions of Article 18.1.1 shall apply only to the Second Set and DBSI's recourse for all other delivered items shall be under Article 25 (Warranty).

18.1.3 After LRR 2 the provisions of Article 18.1.1 shall not apply and DBSI's recourse shall be under Article 25 (Warranty).

18.2. In the event of a partial or complete termination by DBSI under this Article, DBSI shall, subject to Articles 18.3.1. and 18.3.2., make its best efforts to have the Work completed by another contractor.

         For the purposes of having the Work completed by another contractor, the Parties shall jointly select the companies capable of completing the Work, and shall jointly analyze the results of any commercial competition for the Work. With due consideration of the Contractor's recommendation, DBSI shall select another contractor best ensuring the use of the Work completed by the Contractor at the date of termination.

18.3.1. In the event that the < < Cost For Completion > > of the Work by another contractor results in DBSI incurring direct additional costs or expenses lower than or equal to 10% (ten per cent) of the Contract Price, as it may have been adjusted, for the terminated Work, DBSI shall be obliged to have the Work completed by such other contractor, and the Contractor shall bear these additional costs.

18.3.2. If the Cost For Completion exceeds 10% (ten per cent) of the Contract Price, as it may have been adjusted, for the terminated Work, DBSI shall be obliged to offer the Contractor the option to pay such Cost for Completion and if the Contractor agrees to reimburse such Cost for Completion to DBSI, DBSI shall not be entitled to reject the completion of the Work by such other contractor.

18.4. If the Work is completed by another contractor, DBSI shall receive the Work generated under this Contract at its stage of completion on the date of termination, subject to payment of the price for such Work by DBSI to the Contractor. The difference between the total payments made by DBSI to the Contractor at the date of termination and the amount for the Work delivered to DBSI by the Contractor in accordance with the previous sentence shall be refunded by the Contractor to DBSI.

18.5.1. Should the written notice of default mentioned in Article 18.1.1 occur prior to LRR 1, and despite DBSI's best efforts to have the Work completed by another contractor, no such other contractor is found or if the Contractor refuses to pay the Cost for Completion in excess of [Redacted] as referred to in Article 18.3.2., the Contractor shall refund DBSI all payments made under this Contract for the terminated work at the date of termination.

18.5.2. Should the written notice of default mentioned in Article 18.1.1 occur after LRR 1 but before LRR 2, and despite DBSI's best efforts to have the Work completed by another contractor, no such other contractor is found or if the Contractor refuses to pay the Cost for Completion in excess of [Redacted]% ([Redacted]) as referred to in Article 18.3.2., the Contractor shall refund to DBSI [Redacted] MUSD if the terminated work covers the entire Second Set or [Redacted] MUSD per Satellite terminated.

18.6. The Contractor shall take all necessary action for the protection and preservation of the Work in possession of the Contractor, or its Subcontractors in which DBSI has an interest under this Contract pursuant to the provisions of Articles 18.4. above.

18.7. The Contractor shall retain title to and the risks associated with such inventory generated under this Contract at the date of termination, for which DBSI elects to receive a refund pursuant to Article 18.5. above.

18.8. In the event DBSI terminates the Contractor for default under the provisions of this Article and it is subsequently determined by mutual agreement or in accordance with the provisions of Article 27 (Applicable Law and Arbitration) below, that the Contractor was not in default, said termination shall (i) either by mutual agreement of both Parties be deemed to have been issued pursuant to Article 19 (Termination for Convenience) below, or ; (ii) by mutual agreement of both Parties and upon complete consideration to the Contractor of all associated costs, including actual direct damages but excluding special, incidental, consequential, indirect damages, be deemed not to be have been terminated and therefore this Contract shall continue in full force and effect and shall be binding on the Parties in accordance with revised price, schedule and other affected terms as mutually agreed by the Parties, subject to the provisions of Article 5 (Delivery Schedule) above.


18.9. This Article shall be the sole remedy to which DBSI is entitled in the event of default of the Contractor provided that the provisions of Articles 14 (Limitation of Liability), 17 (Liquidated Damages for late Delivery) 25 (Warranty) and 26 (Indemnification) shall continue to apply and DBSI shall be entitled to exercise all its rights, remedies and powers under such Articles after termination and/or delivery in accordance with the provisions of this Article 18. In no event shall the Contractor be liable to DBSI for any incidental or consequential damages of any nature including loss of profits or revenue.

19.      TERMINATION FOR CONVENIENCE

19.1. DBSI may, upon a 2 (two) months prior written notice sent by registered letter with acknowledgment of receipt and without giving the reasons or showing cause, terminate the Contract in whole before SPAR or in part after SPAR, and the Contractor shall immediately cease work accordingly and shall similarly direct its Subcontractors.

19.2. The amount payable by DBSI to the Contractor shall constitute a total discharge of DBSI's liabilities to the Contractor for termination. In no event will it exceed the termination liability schedule below.

----------------------------------------------------------------------------------------------------------
                                         Termination Liability Schedule
----------------------------------------------------------------------------------------------------------
  Termination or suspension notified between                                 Maximum Termination Liability
----------------------------------------------------------------------------------------------------------
  Start date                  Date payment received for:                                  MUSD
----------------------------------------------------------------------------------------------------------
  EDC                         SPDR                                                    [Redacted]
----------------------------------------------------------------------------------------------------------
  SPDR                        TPDR                                                    [Redacted]
----------------------------------------------------------------------------------------------------------
  TPDR                        GCSCDR                                                  [Redacted]
----------------------------------------------------------------------------------------------------------
  GCSCDR                      CDRPCU                                                  [Redacted]
----------------------------------------------------------------------------------------------------------
  CDRPCU                      SCDR                                                    [Redacted]
----------------------------------------------------------------------------------------------------------
  SCDR                        TMMR                                                    [Redacted]
----------------------------------------------------------------------------------------------------------
  TMMR                        MCPAR                                                   [Redacted]
----------------------------------------------------------------------------------------------------------
  MCPAR                       LRR1                                                    [Redacted]
----------------------------------------------------------------------------------------------------------
  LRR1                        LRR2                                                    [Redacted]
----------------------------------------------------------------------------------------------------------
  LRR2                        SPAR                                                    [Redacted]
----------------------------------------------------------------------------------------------------------
  SPAR                        SFAR                                                    [Redacted]
----------------------------------------------------------------------------------------------------------

         Note 1: DBSI shall be liable for any termination liability relating to the SSTL Subcontract during this time period.

19.3. (a) In the event of termination under this Article, the Contractor, shall submit its claim for the Work performed in connection with the terminated portion of the Work, and for its termination costs. On the basis of such claim, the Contractor shall invoice , subject to Article
         19.5. below, for :

                  (i) actual costs incurred by the Contractor for Work carried out prior to the termination, plus a [Redacted]% ([Redacted]) profit on such costs;

                  (ii) actual costs incurred by the Contractor in completing the termination process, plus a [Redacted]% ([Redacted]) profit on such costs;

                  (iii) actual costs incurred in settling claims of Subcontractors in connection with the termination, plus a [Redacted]% ([Redacted]) profit on such costs; and

                  (iv) a termination fee of [Redacted]% ([Redacted]) of the Contract Price associated with the Work not performed due to termination.

                  (v) a payment of $[Redacted] MUSD without further description.

         (b) In the event DBSI terminates the Contract after 12 (twelve) months of an Excusable Delay as set forth in Article 16 (Extensions for Excusable Delays), the [Redacted]% profit as provided for in Article 19.3. (a) is not applicable.

         (c) In the event DBSI terminates the whole Contract, the termination costs calculated in accordance with Article 19.3(a) shall be less all payments received by the Contractor from DBSI, provided that where such amount is a negative number, the Contractor shall pay such amount to DBSI within 30 (thirty) Days.

         (d) The Contractor shall submit an invoice to DBSI within 60 (sixty) Days after the termination date which shall specify the amount due to the Contractor from DBSI pursuant to this Article. The Contractor shall be entitled to payment by DBSI of such amount within 30 (thirty) Days of receiving such invoice, unless DBSI notifies the Contractor that it disputes such invoice pursuant to Article 27 (Applicable Law and Arbitration) below. In the event DBSI does not so notify the Contractor that it disputes such invoice within 30 (thirty) Days, DBSI shall be deemed to have accepted such invoice.

19.4. If the Contract is terminated as provided in this Article and payment is made in accordance with this Article, then DBSI may require the Contractor, subject to any governmental approval and the provisions of
         Article 16, to transfer to DBSI, in the manner and to the extent directed by DBSI, title to and possession of any items comprising all or any part of the Work (including, without limitation, all Work-in-progress and all inventories), and the Contractor shall, upon the direction and at the expense of DBSI, protect and preserve property in the possession of the Contractor or its Subcontractors in which DBSI has an interest and shall facilitate access to and possession by DBSI of items comprising all or any part of the Work. If DBSI has not taken delivery of property in which it has such interest within 90 (ninety) Days after termination, the Contractor shall have no further responsibility therefor and shall be entitled to dispose of such property.

19.5. In the event DBSI desires independent verification of the claim, DBSI may require at its own expense to have an independent certified public accountant(s) audit the costs incurred by the Contractor and report to the Parties.

20.      OPPORTUNITY TO CURE A DEFECT

20.1. (a) For purposes of this Article, "Defect" with regard to a Satellite, including all components thereof, means any failure in design, material or workmanship, or failure to perform in accordance with the specifications and requirements set out or referred to in the Contract, whether occurring as a result of shipping, installation or otherwise, which may adversely affect the performance of such Satellite. "Defect" with regard to all other deliverable items including documentation shall mean failure to meet any specification or technical requirement set forth in the Contract. With regard to services, "Defect" shall mean a failure to conform with a high standard consistent with aerospace industry practice.

         (b) The Contractor, at its own expense, shall use best efforts to correct promptly, any Defect which it or DBSI discovers during the course of the Work. This shall apply notwithstanding that a payment may have been made by DBSI in respect thereof and regardless of prior reviews, inspections, approvals or acceptances. Where such equipment is portable, the Contractor shall have the right to have any items asserted by DBSI to contain a Defect returned to the Contractor's facility, or to premises operated by the Contractor in the performance of the Work, in order to verify such nonconformance or to correct the Defect. All transportation costs such as packaging, shipping and insurance shall be paid by the Contractor.

20.2. Notwithstanding any other provision of this Contract, the Contractor shall advise DBSI immediately by telefax any event, circumstance or development which materially threatens the delivery dates established herein or the quality of any Satellite or component part thereof or of any other item, service or documentation to be provided by the Contractor.

20.3. Prior to termination of the Contract for the Contractor's default, the Parties shall undertake to cure a Defect in the following manner:

         (a) DBSI shall deliver to the Contractor a written demand for correction and cure of the Defect setting forth the basis for the claim. Said notice shall be sent to the Contractor within 30 (thirty) Days from the time DBSI knows of the Defect.

         (b) Within 15 (fifteen) Days after receipt by the Contractor, of DBSI's written notice or such longer time as may be mutually agreed between the Parties, the Contractor shall submit to DBSI a correction plan for curing the Defect, provided that no correction plan shall ever result in a change to a delivery date unless the Parties otherwise agree.

         (c) If DBSI either accepts the correction plan or does not reject the correction plan within 30 (thirty) Days after receipt, the Contract shall be deemed modified in accordance with said correction plan and the Defect shall be deemed cured, so long as the Contractor complies with the terms of such correction plan provided that, the provisions of this Article 20.3. shall continue to apply to any continuing or further Defect not cured by such correction plan.

20.4.    In the event that :

         (i) the Contractor does not submit a correction plan to DBSI within 15 (fifteen) Days after receipt of a written demand therefor, or

         (ii) the Parties cannot develop a correction plan which corrects or offsets the effect of the Defect or which otherwise is satisfactory to both the Contractor and DBSI, within 20 (twenty) Days after the rejection of the proposed correction plan, then DBSI may elect to terminate the Contract in whole or in part pursuant to Article 18 (Termination for Default) and the Contractor shall forthwith notify DBSI of completed work and all work-in-progress relating to the Work in respect of which DBSI exercises its rights.

21       THE CONTRACTOR'S RIGHT TO SUSPEND OR TERMINATE THE WORK


21.1. The Contractor shall begin the Work when all amounts due and payable at the EDC shall have been fully paid.

         If, at any time, any portion of the Total Prime Contract Price due and payable as a Milestone Payment shall not have been fully paid within 20 (twenty) days of the Invoice date on which such payment was due, the Contractor shall be entitled to cease and suspend all Work (the "Stoppage Date") until after all due and overdue amounts payable by DBSI have been received, including interest payable under Article 6.6. The Contractor shall be obligated to resume its Work no later than 15 (fifteen) Days after the date on which DBSI shall have paid all outstanding amounts due or overdue and payable, provided that the Contractor shall be entitled to an extension in the Delivery date for all Milestones occurring after the Stoppage Date equal to one Day for each Day on which any payment amount was overdue. In the event that any portion of a Milestone Payment remains unpaid 60 (sixty) days after the date on which such payment was due, the Contractor shall be entitled to give notice of the exercise of its right to terminate under this Article.

21.2. The Contractor may suspend working on the Work or terminate this Contract by giving written notice to DBSI of termination if DBSI :

         (i) fails to pay any undisputed Invoice within 20 (twenty) Days from the date of Invoice as provided for in Article 6. (Payment), or,

         (ii)     has not provided the stand-by letter of credit provided for by
                  Article 3.2.3, prior to EDC + 4 months.

         (iii) DBSI refuses or fails to observe or perform any material duty and obligation of the Contract and any of its undertakings under this Contract and DBSI fails to remedy such default within sixty (60) days of receipt of the Contractors written notice, or,

         (iv)     DBSI has assigned or transferred the Contract in violation of
                  Article 24 (Assignments),

         (v) the Excusable Delay, due to DBSI's failure to fulfill its undertakings, exceeds 12 (twelve) months pursuant to Article
                  16. (Excusable Delay),

         (vi) or has not made and Contractor has not received and accepted, as of the date of written notice of termination, the Calendar Payment No. 2.2 provided for in Article 6.2.1 and milestone payment No. 4 provided for in Article 6.2.2 on or before 5:00 p.m. Pacific Standard Time January 31, 2000. . In case of termination under this subsection (vi), termination will be effective immediately upon written notice.

21.3. In the event of such termination by the Contractor, the Contractor shall be entitled to take any or all of the following actions :

         (i) treat the Contract as terminated as to all the items then undelivered or services unperformed and cease or suspend manufacture or supply of any of the items or services to be supplied under the Contract,

         (ii) withhold delivery of any of the items or services to be supplied under the Contract until the Contractor has received full payment of undisputed amounts,

         (iii) cease or suspend performance of any of the services to be provided to DBSI under the Contract,

         (iv)     have the right to retain possession of and title to the Work,

         (v) have right to sell Work or items without notice to or consent of DBSI,

         (vi) demand and promptly be paid all amounts born by the Contractor in accordance with Articles 19.2 and 19.3. except 19.3. (b) ,
                  19.4. and 19.5. less the amounts already paid by DBSI at the date of Termination.

21.4. This Article does not limit other rights to which otherwise the Contractor may be entitled under applicable law.

21.5. Notwithstanding anything else to the contrary in this Agreement, if the Contractor elects to terminate this Agreement after EDC under Article 21.2.(vi), the down payments represented by payments Nos. 1 and 2.1 provided for in Article 6.2.1 and milestone payment No. 3 provided for in Article 6.2.2 shall become non-refundable payments. Contractor and DBSI agree that, other than the non-refundable payments represented by payments Nos. 1 and 2.1 provided for in Article 6.2.1 and milestone payment No. 3 provided for in Article 6.2.2, the Parties shall have no further liabilities for costs and expenses incurred under this. In addition, in the event that DBSI attempts to terminate this Agreement for convenience under Article 19 between EDC and the time DBSI has made payment No. 2.2 provided for in Article 6.2.1 and payment No. 4 provided for in Article 6.2.2, then the Contractor may immediately terminate this Agreement under Article 21.2(vi) and the Agreement shall be deemed to have been terminated by the Contractor under Article 21.2(vi) and not by DBSI under Article 19.

22.      CHANGES

22.1. The Contract shall not be modified except by a written agreement signed by duly authorized representatives of the Parties as identified in accordance with the provisions of Article 31 (Communication and Authority) hereof. Such written agreement shall state that it is an Amendment to the Contract. No oral agreement or conversation with any officer, agent or employee of DBSI or the Contractor, either before or after execution of the Contract, shall affect or modify any of the terms or obligations contained in the Contract. No purchase order, acknowledgement, quotation, or other similar document issued by either Party with respect to the subject matter of the Contract, nor any directive of DBSI, shall be deemed to be a part of the Contract or to modify the Contract in any respect relating to the Work unless executed in conformance with this Article 22.

22.2.    Changes requested by DBSI

         At any time prior to System Final Acceptance under the Contract, DBSI may, by written Contract Change Request, request the Contractor to (i) make changes within the general scope of the Contract, such a change in drawings, designs, specifications, method of shipment or packing, delivery date(s) or place of delivery, (ii) request additional work within the general scope of the Contract or (iii) request the deletion of portions of the Work.

         If any such Contract Change Request causes an increase or decrease in Contractor' cost or in the time required to complete all or portions of the Work, or change in the specifications of any Deliverable Item, the Contractor will prepare within one month a Change Proposal describing impacts on cost, deliverables and program schedule and submit it to DBSI for approval. DBSI shall notify the Contractor in writing, within 15 (fifteen) days after receipt of such Change Proposal, whether or not it agrees with and accepts the Contractor's Change Proposal. If DBSI agrees, an Amendment to the Contract reflecting such change and price adjustment or specifications and/or delivery date or schedule, if any, shall be issued and the Contractor shall proceed with the performance of the Contract as changed.

         The Contractor shall not implement such variation, and DBSI shall not be liable for any change in the Total Contract Price or delivery dates pursuant to such variation, until and unless the Parties have entered into a written Amendment to this Contract.

22.3.    Changes requested by the Contractor.

         Any Contract Change Request issued by the Contractor during the performance of the Contract, which will add or delete Work, affect the design of any Deliverable items, change the method of shipment or packing, delivery date(s) or place of delivery, or will affect any requirement of the Contract, shall be submitted to DBSI through a Change Proposal one month prior to the proposed date of change, unless otherwise agreed.

         DBSI shall notify the Contractor in writing within 15 (fifteen) days from receipt of the Change Proposal whether or not it agrees with and accepts such change. If DBSI agrees, an Amendment to the Contract reflecting such change and price adjustment or specifications and/or delivery date or schedule, if any, shall be issued and the Contractor shall proceed with the performance of the Contract as changed. The Contractor shall not implement such variation, and DBSI shall not be liable for any change in the Total Contract Price or delivery dates pursuant to such variation, until and unless the Parties have entered into a written Amendment to this Contract.

23.      SUBCONTRACTS

23.1. The Contractor will enter and maintain Subcontracts which are referred to as < < Major Subcontracts > > .

         < < Major Subcontracts > > are defined as those Subcontracts which are important or critical in nature to the work and are listed below.

         List of key Subcontracts:

         - Platform and part of the Ground Control Segment : SSTL, Guildford, United Kingdom

         -        Payload:

                  -         - [Redacted]

         -        Terminal Subcontractors:

                  The Terminal Subcontractors shall be selected by mutual agreement of the Parties prior to EDC+1. In the event that the Parties are unable to agree on the selection of the Terminal Subcontractors prior to EDC+1, then the selection of the Terminal Subcontractor shall be made by the mutual agreement of a senior executive from each party.

         -        Communications Center Subcontractor : [Redacted]

23.2. In the event that the Contractor needs to terminate or substitute a Major Subcontractor, the Contractor shall consult with DBSI and shall replace such a Major Subcontractor with an entity with substantially equal qualifications and capabilities.

23.3. In the event that the Contractor or any Major Subcontractor has reason to change in any manner the technical requirements or specifications of the Work, such change shall require DBSI's prior approval after full disclosure of the impact on price, performance and delivery under the Contract and shall not become effective unless and until the Parties agree to the change in a formal written Amendment to the Contract in accordance with Article 22. (Changes).

23.4. Nothing in the Contract shall be construed as creating any contractual relationship between DBSI and any Subcontractor. The Contractor is fully responsible to DBSI for the acts and omissions of the Subcontractors, and of all persons used by the Contractor or Subcontractors in connection with the performance of the Work under the Contract. Except as provided for in Article 16 (Extensions for Excusable Delay), any failure by a Subcontractor to meet its obligations to the Contractor shall not constitute a basis for Excusable Delay, and shall not relieve the Contractor from meeting any of its obligations under the Contract.

23.5. Unless otherwise agreed to in writing by DBSI, the Contractor shall use its best efforts to ensure that :

         (i) the Major Subcontracts include provisions under which the Major Subcontractors agree not to assign or delegate the Major Subcontracts or any of their rights, duties or obligations thereunder without the prior written consent of the Contractor, after consultation with DBSI, and that any attempted assignment or delegation without such consent shall be void and without effect and,

         (ii) that the Major Subcontracts will include provisions complying with the provisions of Article 9 (Access to Work in Progress), 12 (Proprietary and/or Confidential Information) and 13 (Public Release of Information).

23.6.    Platform Subcontract Assignment

         The Purchase and Sale Contract between Surrey Satellite Technology Limited and DBS Industries Incorporated, of March 31, 1999 as amended is assigned by these parties to the Contractor as provided for in the Assignment Agreement to be executed by these parties and the Contractor.

         The Satellite Platform Subcontract has been assigned to the Contractor by DBSI and the Subcontractor pursuant to the Assignment Agreement executed by all the parties.

         The original Subcontract price, between DBSI and the Subcontractor
         (SSTL), was [Redacted] MUSD. Only [Redacted] $ will be assigned to the Contractor and [Redacted] $ will remain with DBSI to continue for the Subcontractor to provide engineering support and will be handled with a purchase order issued by DBSI. [Redacted] MUSD have already been paid by DBSI to the Subcontractor.

         In the event that the Contractor needs to terminate or substitute the Satellite Platform Subcontract, the Contractor shall consult with DBSI and, subject to DBSI's approval, which shall not be unreasonably withheld or unduly delayed, shall replace such Subcontractor with an entity with substantially equal qualifications and capabilities.

         Notwithstanding anything else to the contrary, if Contractor elects to terminate this Agreement pursuant to Article 21.2(vi), then the Assignment Agreement for the Satellite Platform Subcontract shall revert back to DBSI.

24.      ASSIGNMENTS

24.1.    Prime Contract Assignment

         Neither Party shall assign or delegate this Contract or any of its rights, duties, or obligations hereunder to any third party or legal entity, without the prior express written approval of the other Party, which consent shall not be unreasonably withheld, except to any successors of either Party by merger or consolidation provided such successor or assignee shall comply with the rights and obligations of such replaces Party as unchanged.

24.2. The Contractor hereby accepts that DBSI may assign this Contract to DBSI's wholly owned subsidiaries < < Newstar > > , provided that DBSI shall remain jointly and severally liable on the Contract and Newstar shall comply with all rights and obligations of DBSI's set forth herein. DBSI shall promptly notify the Contractor when DBSI desires to have Newstar designated as the primary customer under the Contract.

25.      WARRANTY

25.1. The Contractor warrants for the period specified herein below, that items delivered under the Contract shall be free from any defects in design, material or workmanship and shall conform to the requirements of Exhibit A, and B (Statement of Work, Level A Specification,) and on the basis and subject to the assumptions defined in Exhibit C (ESAT Acceptance Criteria).

         DBSI shall have the right, at any time during the period of this warranty set forth herein to require that any Work not conforming in any material respect to the Exhibits to the Contract be promptly corrected or replaced (at The Contractor's expense) with conforming Work.

25.2.    For items other than the Satellites, the warranty period shall be two
         (2) years after Launch. If the Launch is postponed through no fault of the Contractor, the warranty period shall cease no later than EDC 46.5 months.

         This warranty shall not apply to any item that :

         - has been subjected to misuse, neglect, accident or abuse by DBSI or end-user,

         - has not been maintained in accordance with instructions furnished by the Contractor,

         - has been modified after delivery without the Contractor's prior written consent,

         The Contractor's warranty regarding software does not include rectification of anomalies on software due to DBSI or a third party having carried out modification on the software delivered by the Contractor.

         The Contractor shall warrant repaired or replaced items, under the same conditions as above, for a period of time equal to the period during which the items have been unavailable.

         Labor costs (travels, board and lodging of personnel) relating to the reinstallation under the Contractor's responsibility of equipment repaired or replaced under the above warranty shall be borne by DBSI.

25.3. Any defect found on a Satellite that has been Launched shall be corrected on other Satellite which have not been Launched.

25.4. The Contractor shall not, under any circumstances, under any warranty (express, implied, or statutory) have any liability to DBSI or DBSI's customers or to anyone else for any special, consequential and/or incidental damages, whether or not foreseeable, including but not limited to lost revenues or profits, resulting from any breach to this Contract or with respect to any defect, non-conformance or deficiency in any information, instructions, services or other things provided pursuant to the Contract.

         Except as is otherwise expressly provided in this Contract, no other warranties, whether statutory, express or implied, including but not limited to those of merchantability and fitness for any particular purpose shall apply to the goods and services furnished hereunder.

25.5 Any defect effecting the Satellites not launched will be corrected by the Contractor, at its own expense, during a one year period following its flight readiness review as provided for in Exhibit A.

25.6.    There will be no warranty on the Satellites after Launch.

26.      INDEMNIFICATION

26.1. The Contractor shall indemnify and hold DBSI, its officers, directors employees, agents, consultants, assignees and successors (< < the Indemnities > >), harmless from any loss, damage, liability or expense, including reasonable attorneys fees, resulting from any loss or damage to property or injury, or death, arising from any occurrence associated with the Work before the transfer of title and risk to DBSI in accordance with the provisions of Article 10 (Transfer of Title and Risk), to the extent caused by any act or omission of the Contractor, its Subcontractors, or their employees, agents, and others arising out of the performance of the Work except to the extent caused by the Gross Negligence or willful misconduct of the Indemnities who suffered the damage and subject to the stipulations of Article 26.5.

26.2. The Contractor shall at its sole expense defend any suits or other proceedings, whether in law or equity, brought against said Indemnities, on account thereof, and shall pay damages and costs associated with settlements or judgments which may be incurred by or rendered against them, or any of them, in connection therewith, provided that DBSI notifies the Contractor within 15 (fifteen) calendar days, in writing, after it receives notice of any suit or within 20 (twenty) calendar days of such claim and permits the Contractor to answer the claim or suit and defend the same and gives the Contractor authority and such assistance and information as is available to DBSI for the defense of such claim or suit. Notwithstanding the foregoing, in no event shall the Contractor have any indemnification liability regarding any claims or suits of any customers of DBSI or third parties asserting claims against DBSI, not related to the Work.

26.3. The Contractor shall take all reasonable measures to ensure at all times the safety of DBSI's personnel upon the Contractor's or Subcontractor's premises.

26.4. DBSI shall have a reciprocal obligation, subject to the same exceptions and provisions applied mutatis mutandis, to indemnify and hold harmless the Contractor, its Subcontractors, and the officers, employees, agents, with respect to loss of or damage to property, or personal injury or death, caused by any act or omission of DBSI, its officers, directors employees, agents, consultants, assignees and successors, arising out of the performance of the Work.

26.5. After Final Acceptance of the ESAT Communication System and subject to the provisions of Article 14 (Limitation of Liability) above, the following shall apply :

26.5.1. DBSI shall indemnify and hold harmless the Contractor and its Subcontractors, their employees and/or representatives from any and all liabilities which may arise from losses or damages of any kind suffered by third parties including but not limited to those suffered by employees, and representatives of such third parties and Customers of DBSI in connection with the operation of the ESAT Communication System.

26.5.2. Any liability insurance or property insurance taken by DBSI to cover its exposure hereunder shall include a waiver of subrogation against the Contractor and its Subcontractors and their employees and/or representatives.

         DBSI shall indemnify the Contractor, its Subcontractors, their employees and/or representatives, as the case may be against the consequence of its failure to include such a provision.

27.      APPLICABLE LAW AND ARBITRATION

27.1. The Parties shall endeavor to amicably resolve any dispute arising out of the performance of this Contract within 30 (thirty) Days of receipt of a written notice from the claiming Party. If the Parties are unable to resolve the dispute within a 30 (thirty) Day period, then they may refer the dispute to an independent third party who will, within a further 30 (thirty) Days, review the dispute and recommend a resolution thereto. If the Parties cannot mutually agree on said third party, or either Party disagrees with the recommendation of said third party, then Article 27.2. below shall apply.

27.2.    If the dispute is not resolved pursuant to the provisions of Article
         27.1. above then the dispute shall be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (< < ICC > > ) by 3 (three) arbitrators appointed in accordance with the Rules.

27.3. The arbitration proceedings shall take place in Paris, France and the language of such proceedings, including arguments and briefs shall be in English.

27.4. Each Party shall bear the costs of its legal representation, witnesses produced by such Party, document production and other discovery expenses.

27.5. This Contract shall be governed by and construed in accordance with French Law.

27.6. The arbitral award shall be final and binding on the Parties and judgement may be entered thereon, upon the application of either Party, by any court having jurisdiction.

27.7 In the event that Contractor draws upon the stand-by letter of credit provided for in Article 3.2.3 during a period in which the Parties are resolving a dispute under this Article 27, then the Contractor shall have the funds drawn on the stand-by letter of credit deposited directly into a third party interest bearing escrow account where such funds shall remain until the dispute is finally resolved in accordance with this Article 27.

28.      SPECIFIC PROVISIONS

         Regarding the ESAT Terminal, the Contractor liability is limited to the delivery of prototypes in conformance with the provisions of this Contract. The Contractor shall not incur any liability regarding the design, manufacturing, sale, use, and production of the ESAT Terminal which shall be subject to a separate agreement between the Parties or between DBSI and such other third party manufacturer(s) as DBSI may select.

29.      ENTIRE AGREEMENT

         This Contract constitutes the entire agreement between the Parties and supersedes all prior understandings, commitments and representations, whether oral or written whether express or implied, between the Parties with respect to the subject matter hereof. It may not be amended, modified or terminated and none of its provisions may be waived, except by a writing signed by an authorized representative of the Party against which the amendment, modification, termination or waiver is sought to be enforced. No addition to, deletion or deviation from the provisions of this Contract shall be binding against any Party unless agreed in writing and signed by the Parties.

         The paragraph headings herein shall not be considered in interpreting the text of this Contract.

30.      EFFECTIVE DATE

30.1. This Contract shall become effective on the Day all of the following conditions have been met :

         1.       signature of this Contract by the Parties,

         2. receipt by the Contractor of the Payment Nos. 1 and No 2.1 referred to in Article 6.2.1 (Payment), and Payment No 3 referred to in Article 6.2.2 by December 31, 1999.

Execution by the Parties of a Stock Purchase Agreement on or before December 24, 1999, wherein the Contractor agrees to purchase from DBSI a total of $5 MUSD of newly issued DBSI convertible preferred stock at the same price and on such other terms as DBSI is generally making available to its private placement investors in December 1999. 30.2. If this Contract does not become effective by December 31, 1999, this Contract shall be declared to be null and void unless the Parties otherwise agree in writing.

31.      COMMUNICATION AND AUTHORITY

         Any notice or other communication required or permitted under this Contract, including invoices shall be made to the following persons :

31.1.    In the case of DBSI to :

         FRED THOMPSON for contractual and commercial matters as well as press release notification

         DBS Industries
         100 Shoreline Highway, Suite 190A,
         Mill Valley,
         CA 94941, USA
         Tel : 1 415 380 8055
         Fax : 1 415 380 8199

         GREGORY LEGER for technical and programmatic matters;
         ESAT Project Office
         8, esplanade Compans Caffarelli, BP 813
         31080 TOULOUSE CEDEX 6
         France
         Tel: 05 62 30 50 10
         Fax: 05 62 30 51 13

         SCOTT BARTEL for legal matters
         to
         300 Capitol Mall, Suite 1100
         SACRAMENTO, CA 95814, USA
         Tel : 00 1 916 442 04 00
         Fax : 00 1 016 442 34 42

         With a carbon copy telefaxed to;
         DBS Industries
         100 Shoreline Highway, Suite 190A,
         Mill Valley,
         CA 94941, USA
         Tel : 1 415 380 8055

         Fax : 1 415 380 8199

31.2.    In the case of the Contractor to :
         GERALD BAILLOT for contractual and commercial matters and public release of information.
         Tel : 5 34 35 53 77
         Fax : 5 34 35 51 18

         NOEL SUINOT for technical and programmatic matters
         Tel : 5 34 35 61 04
         Fax : 5 34 35 61 63

         MARIE DROUSIE for invoices matters
         Tel : 5 34 35 50 54
         Fax : 5 34 35 60 94

         THIERRY DELOYE for any public release of information
         Tel : 5 34 35 60 80
         Fax : 5 34 35 63 41

         to

         Alcatel Space Industries
         26, avenue Jean-Francois Champollion
         31037 TOULOUSE Cedex (France)

         Excepted as provided in Article 6. (Payment), all notices, demands, reports, orders and requests hereunder by one Party to the other shall be in writing and deemed to be duly given on the same business day if sent by electronic means (i.e., telex, electronic mail or facsimile) or delivered by hand during the receiving Party's regular business hours, or on the date of actual receipt if sent by pre-paid overnight, registered or certified mail.

32.      KEY PERSONNEL

32.1. The Work related to this Contract shall be performed by such Key Personnel as defined in Exhibit E (Prime Contractor Key Personnel), such personnel to be available for the Work throughout this Contract.

32.3. Any replacement of such Key Personnel requires the prior written information to DBSI mentioned in Article 31 (Communication and Authority). Key Personal Replacement requests shall be accompanied by a justification for the change and by a written comprehensive resume of the qualifications of successor Key Personnel.

         IN WITNESS WHEREOF,

         The Parties hereto have set their hands on

         On behalf of: ALCATEL SPACE INDUSTRIES

         Name:

         On this day:

         On behalf of: DBS INDUSTRIES INC.

         Name:

         On this day:

                                    EXHIBIT A

                                STATEMENT OF WORK

                           FOR THE ESAT COMMUNICATION
                                     SYSTEM

                                   [Redacted]

                                    EXHIBIT B

                            ESAT LEVEL A REQUIREMENT
                                 SPECIFICATION

                                   [Redacted]

                                    EXHIBIT C

                            ESAT ACCEPTANCE CRITERIA

                                   [Redacted]

                                    EXHIBIT D

                           SPECIMEN OF CERTIFICATE OF
                                   ACCEPTANCE

                                   [Redacted]

                                    EXHIBIT E

                                  KEY PERSONNEL

                                   [Redacted]

                                    EXHIBIT F

                          SPECIMEN OF LETTER OF CREDIT

                                   [Redacted]